EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 9, 2010

April 9, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	0.8%	2.1%	-1.6%
Class B Units	0.8%	2.1%	-1.7%
Legacy 1 Class Units	0.8%	2.0%	-1.2%
Legacy 2 Class Units	0.7%	2.0%	-1.3%
Global 1 Class Units	0.6%	1.7%	-2.1%
Global 2 Class Units	0.6%	1.7%	-2.2%
Global 3 Class Units	0.6%	1.6%	-2.7%

S&P 500 Total Return Index2	1.4%	2.2%	7.7%
Barclays Capital U.S. Long Government Index2	0.9%	-0.3%	0.7%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Grains markets	Increase	Strong demand demonstrated by large sales to Mexico and several Asian nations
Wheat	Increase	Heavy buying from commodity funds attempting to cover short positions
Livestock markets	Increase	Higher grains prices and strong demand in the cash livestock markets

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Currencies
Sector/Market	Price Action	Cause
Japanese yen	Increase	Increased risk aversion following declines in major Asian equity markets
Euro	Increase	Comments from the European Central Bank assuring investors that Greece would not default on its debts
Australian dollar	Increase	Strong demand due to a widening interest rate disparity between Australian and U.S. fixed-income markets

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Increase	Positive outlook for energy demand in response to improving U.S. unemployment data
Natural gas	Decrease	Ongoing elevated inventory levels

Grant Park’s longer-term trading advisors are predominantly long the energy sector, as are Grant Park’s shorter-term trading advisors.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
North American equity markets	Increase	Bullish sales reports from key U.S. retailers
Hang Seng	Increase	Speculation that an ongoing low-interest rate environment will foster global economic growth
European equity markets	Increase	Fading concerns regarding recent financial turmoil in Greece

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Decrease	Rallies in the global equity markets
Bunds	Decrease	Downward revision to Greece’s deficit forecast

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Metals
Sector/Market	Price Action	Cause
Gold	Increase	Increased safe-haven buying due to uncertainty in the European economy
Base metals markets	Increase	Improving U.S. unemployment data raised demand forecasts

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.